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                                  EXHIBIT 16.1


                                                    Bruce  T.  Hamilton  Corp.
                                                    Chartered  Accountant
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#1122  -  510  West  Hastings  St.          Telephone (604)  669-3436
Vancouver, B. C. V6B 1L87                   Telefax   (604)  669-5989



                                                           April  8,  2003


United  States  Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC  20549


Ladies  and  Gentlemen:


We were previously the principal accountants for Wineshares International Inc. and, under the date of July 31, 2002, we reported on the consolidated financial statements of Wineshares International Inc. as of and for the year ended April
30,  2002.  On  April  8,  2003,  we  resigned  as  principal  accountants.

We have read the statements made by Wineshares International Inc. included under
Item 4 of its Form 8-K Current Report dated April 9, 2003 and we agree with such statements.

Sincerely,


/s/ Bruce  T.  Hamilton
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per B. T.  Hamilton C A



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        Member, Institute of Chartered Accountant of British Columbia
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